EXHIBIT  2.2

                                                                  EXECUTION COPY



                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                            dated as of May 22, 2001,

                       effective as of November 14, 2000,

                                  by and among

                          RANGER AEROSPACE CORPORATION,

                             SFSC ACQUISITION CORP.,

                      SIGNATURE FLIGHT SUPPORT CORPORATION

                      CIBC WG ARGOSY MERCHANT FUND I, L.P.

                                       and

                        CERTAIN SHAREHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

                                                                         PAGE


                               ARTICLE ITHE MERGER


1.01     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
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1.02     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . .   2
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1.03     Merger Consideration . . . . . . . . . . . . . . . . . . . . . .   5
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1.04     Payments from Merger Consideration . . . . . . . . . . . . . . .   5
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1.05     Notes, Preferred Stock . . . . . . . . . . . . . . . . . . . . .   7
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1.06     Shareholder Representative . . . . . . . . . . . . . . . . . . .   7
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1.07     Net Asset Adjustment . . . . . . . . . . . . . . . . . . . . . .   7
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1.08     Exchange Procedures. . . . . . . . . . . . . . . . . . . . . . .  11
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1.09     Non-Compete Accrual. . . . . . . . . . . . . . . . . . . . . . .  12
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                      ARTICLE IITHE SURVIVING CORPORATION


2.01     Certificate of Incorporation . . . . . . . . . . . . . . . . . .  12
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2.02     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
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2.03     Directors and Officers . . . . . . . . . . . . . . . . . . . . .  12
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            ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE COMPANY


3.01     Organization and Qualification; Subsidiaries and Joint Ventures.  12
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3.02     Certificate of Incorporation and Bylaws. . . . . . . . . . . . .  14
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3.03     Capitalization and Debt. . . . . . . . . . . . . . . . . . . . .  14
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3.04     Authority Relative to this Agreement . . . . . . . . . . . . . .  14
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3.05     No Conflict; Required Filings and Consents . . . . . . . . . . .  15
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3.06     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
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3.07     SEC Filings; Financial Statements. . . . . . . . . . . . . . . .  17
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3.08     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
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3.09     Events Subsequent to Audit Date. . . . . . . . . . . . . . . . .  18
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3.10     Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
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3.11     Litigation and Liabilities . . . . . . . . . . . . . . . . . . .  20
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3.12     Environmental and Safety Laws. . . . . . . . . . . . . . . . . .  21
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3.13     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
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                                       -i-

3.14     Intellectual Property. . . . . . . . . . . . . . . . . . . . . .  23
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3.15     ERISA Matters. . . . . . . . . . . . . . . . . . . . . . . . . .  24
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3.16     Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . .  26
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3.17     Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
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3.18     Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
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3.19     Ownership of Capital Stock of the Company. . . . . . . . . . . .  27
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                ARTICLE IVREPRESENTATIONS AND WARRANTIES OF BUYER


4.01     Organization and Qualification; Subsidiaries . . . . . . . . . .  28
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4.02     Certificate of Incorporation and Bylaws. . . . . . . . . . . . .  28
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4.03     Authority Relative to this Agreement . . . . . . . . . . . . . .  28
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4.04     No Conflict; Required Filings and Consents . . . . . . . . . . .  29
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4.05     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
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4.06     Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
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4.07     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
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4.08     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
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                        ARTICLE VCOVENANTS OF THE COMPANY


5.01     Conduct of the Company . . . . . . . . . . . . . . . . . . . . .  30
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5.02     Access to Information. . . . . . . . . . . . . . . . . . . . . .  33
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5.03     Notices of Certain Events. . . . . . . . . . . . . . . . . . . .  33
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                          ARTICLE VICOVENANTS OF BUYER


6.01     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .  34
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6.02     Obligations of Merger Subsidiary and the Surviving Corporation .  34
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6.03     Director and Officer Liability . . . . . . . . . . . . . . . . .  34
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                           ARTICLE VIIOTHER COVENANTS


7.01     Reasonable Best Efforts. . . . . . . . . . . . . . . . . . . . .  36
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7.02     Certain Filings. . . . . . . . . . . . . . . . . . . . . . . . .  36
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7.03     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
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                                       -ii-

7.04     Public Announcements . . . . . . . . . . . . . . . . . . . . . .  37
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7.05     Shareholder Approval . . . . . . . . . . . . . . . . . . . . . .  37
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7.06     Takover Statutes . . . . . . . . . . . . . . . . . . . . . . . .  37
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7.07     Ranger Name. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
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7.08     ASIG Notes Tender Offer. . . . . . . . . . . . . . . . . . . . .  37
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                      ARTICLE VIIICONDITIONS TO THE MERGER


8.01     Conditions to the Obligations of Each Party. . . . . . . . . . .  39
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8.02     Conditions to the Obligations of the Buyer and Merger Subsidiary  39
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8.03     Conditions to the Obligations of the Company . . . . . . . . . .  40
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                        ARTICLE IXTERMINATION; EXPENSES


9.01     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
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9.02     Effect of Termination. . . . . . . . . . . . . . . . . . . . . .  41
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9.03     Fees, Expenses and Other Payments. . . . . . . . . . . . . . . .  41
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                             ARTICLE XMISCELLANEOUS


10.01    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
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10.02    Survival of Representations, Warranties and Covenants. . . . . .  43
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10.03    Amendments; No Waivers . . . . . . . . . . . . . . . . . . . . .  43
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10.04    Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  43
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10.05    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  44
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10.06    Counterparts; Effectiveness. . . . . . . . . . . . . . . . . . .  44
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10.07    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
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10.08    No Third Party Beneficiaries . . . . . . . . . . . . . . . . . .  44
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10.09    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  44
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10.10    Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  45
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10.11    Specific Enforcement . . . . . . . . . . . . . . . . . . . . . .  45
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

                            GLOSSARY OF DEFINED TERMS


                                             Location of
Defined Term                                 Definition
------------                                 -----------
Aggregate Option Exercise Price . . . . . .            2
Aggregate Shareholder Loans . . . . . . . .            3
Aggregate Warrant  Exercise Price . . . . .            2
Agreement . . . . . . . . . . . . . . . . .            1
Arbiter . . . . . . . . . . . . . . . . . .            8
ASIG. . . . . . . . . . . . . . . . . . . .           17
ASIG Note Amount. . . . . . . . . . . . . .            5
ASIG Notes. . . . . . . . . . . . . . . . .            5
ASIG SEC Reports. . . . . . . . . . . . . .           17
Audit Date. . . . . . . . . . . . . . . . .           17
Benefit Plans . . . . . . . . . . . . . . .           24
Blue Sky Laws . . . . . . . . . . . . . . .           16
Buyer . . . . . . . . . . . . . . . . . . .            1
Buyer Material Adverse Effect . . . . . . .           28
Buyer Payment Amount. . . . . . . . . . . .           10
Certificate of Merger . . . . . . . . . . .            2
Certificates. . . . . . . . . . . . . . . .           11
CIBC. . . . . . . . . . . . . . . . . . . .           18
Claim . . . . . . . . . . . . . . . . . . .           34
Class A Common Stock. . . . . . . . . . . .            2
Class B Common Stock. . . . . . . . . . . .            2
Closing . . . . . . . . . . . . . . . . . .            2
Closing Balance Sheet . . . . . . . . . . .            7
Closing Balance Sheet Determination Date. .            9
Closing Date. . . . . . . . . . . . . . . .            2
Closing Date Indebtedness Amount. . . . . .            7
Closing Date Indebtedness Repayment Amount.            6
Closing Net Asset Value . . . . . . . . . .            7
Code. . . . . . . . . . . . . . . . . . . .           19
Common Stock. . . . . . . . . . . . . . . .            2
Common Stock Consideration. . . . . . . . .            2
Company . . . . . . . . . . . . . . . . . .            1
Company Disclosure Schedule . . . . . . . .           12
Company Intellectual Property . . . . . . .           23
Company Joint Ventures. . . . . . . . . . .           13
Company Material Adverse Effect . . . . . .           13
Company Subsidiary. . . . . . . . . . . . .           13
Confidentiality Agreement . . . . . . . . .           33


                                        -vi-

Contingent Obligation . . . . . . . . . . .            8
Contracts . . . . . . . . . . . . . . . . .           15
Deductible. . . . . . . . . . . . . . . . .           10
Delaware Law. . . . . . . . . . . . . . . .            1
Dissenting Shares . . . . . . . . . . . . .            2
Dissenting Stockholders . . . . . . . . . .            2
Effective Time. . . . . . . . . . . . . . .            2
Employees . . . . . . . . . . . . . . . . .           24
Environmental Law . . . . . . . . . . . . .           22
ERISA . . . . . . . . . . . . . . . . . . .           24
ERISA Affiliate . . . . . . . . . . . . . .           24
ERISA Plan. . . . . . . . . . . . . . . . .           24
Escrow Agent. . . . . . . . . . . . . . . .            5
Escrow Agreement. . . . . . . . . . . . . .            5
Expenses. . . . . . . . . . . . . . . . . .           41
Fully Diluted Equity Number . . . . . . . .            2
GAAP. . . . . . . . . . . . . . . . . . . .        7, 17
Governmental Entity . . . . . . . . . . . .           16
Hazardous Substance . . . . . . . . . . . .           22
Home Run Option . . . . . . . . . . . . . .            4
HSR Act . . . . . . . . . . . . . . . . . .           16
Indebtedness. . . . . . . . . . . . . . . .           21
Indebtedness Certificate. . . . . . . . . .            6
Indemnified Parties . . . . . . . . . . . .           34
Intellectual Property . . . . . . . . . . .           23
Knowledge of the Company. . . . . . . . . .           17
Laws. . . . . . . . . . . . . . . . . . . .           16
Leases. . . . . . . . . . . . . . . . . . .           26
Management Persons. . . . . . . . . . . . .            6
Merger. . . . . . . . . . . . . . . . . . .            1
Merger Consideration. . . . . . . . . . . .            5
Merger Consideration Reserve Payment Amount           10
Merger Subsidiary . . . . . . . . . . . . .            1
Net Asset Adjustment Amount . . . . . . . .            9
Net Asset Value . . . . . . . . . . . . . .            8
Non-Compete Accrual . . . . . . . . . . . .           12
Non-Compete Agreements. . . . . . . . . . .            6
Non-Compete Amount. . . . . . . . . . . . .            6
Note Redemption Amount. . . . . . . . . . .            6
Offer to Purchase . . . . . . . . . . . . .           37
Option. . . . . . . . . . . . . . . . . . .            4
Option Settlement Amount. . . . . . . . . .            4
Original Agreement. . . . . . . . . . . . .            1


                                        -vii-

Pension Plan. . . . . . . . . . . . . . . .           24
Person. . . . . . . . . . . . . . . . . . .           14
PIK Notes . . . . . . . . . . . . . . . . .            6
Preferred Stock . . . . . . . . . . . . . .            6
Preferred Stock Redemption Amount . . . . .            6
Reference Balance Sheet . . . . . . . . . .            7
Remaining Merger Consideration. . . . . . .            7
Reserve . . . . . . . . . . . . . . . . . .            5
SEC . . . . . . . . . . . . . . . . . . . .           12
Securities Act. . . . . . . . . . . . . . .           16
Shareholder Representative. . . . . . . . .            1
Shareholders. . . . . . . . . . . . . . . .            1
Surviving Corporation . . . . . . . . . . .            1
Tax . . . . . . . . . . . . . . . . . . . .           20
Tax Return. . . . . . . . . . . . . . . . .           20
Tender Offer and Consent Solicitation . . .           37
Tender Offer Closing. . . . . . . . . . . .           38
Termination Acknowledgment. . . . . . . . .            4
Termination Date. . . . . . . . . . . . . .           41
Tioga Amount. . . . . . . . . . . . . . . .            6
Transaction Expense Amount. . . . . . . . .            5
Ultimate Distributees . . . . . . . . . . .           10
Unaudited Balance Sheet . . . . . . . . . .           18
Unaudited Financials. . . . . . . . . . . .           18
Voting Debt . . . . . . . . . . . . . . . .           14
Warrant . . . . . . . . . . . . . . . . . .            4
Warrant Settlement Amount . . . . . . . . .            4

     AMENDED  AND  RESTATED  AGREEMENT  AND  PLAN  OF  MERGER


          This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 22, 2001, effective as of November 14, 2000 (this "Agreement"), is made by
                                                         ---------
and  among Ranger Aerospace Corporation, a Delaware corporation (the "Company"),
                                                                      -------
Signature  Flight  Support  Corporation., a Delaware corporation ("Buyer"), SFSC
                                                                   -----
Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary"), for purposes of Section 1.3(c), CIBC WG Argosy Merchant
  ------------------                     --------------
Fund I, L.P., a Delaware limited partnership, solely in its capacity as the Shareholder Representative (the "Shareholder Representative"), and for purposes
                                  --------------------------
of  Section  7.05  only,  the  Shareholders  of the Company set forth on Annex A
    -------------                                                        -------
hereto  (the  "Shareholders").
               ------------

          WHEREAS, the Board of Directors of each of Buyer, the Merger Subsidiary and the Company has approved, and deems it fair to, advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Buyer upon the terms and subject to the conditions set forth herein.

          WHEREAS, the parties wish to amend and restate the Agreement and Plan of Merger entered into among them on November 14, 2000 (the "Original
                                                                        --------
Agreement"), as well as Amendment No. 1 thereto, in its entirety as set forth herein.

          WHEREAS, this Amended and Restated Agreement and Plan of Merger is being entered into as of the 22nd day of May, 2001, but shall be effective as of the date of the Original Agreement (it being understood that references herein to "as of the date of this Agreement" and similar qualifications refer to the date of the Original Agreement unless specifically provided otherwise).

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER


     SECTION  I.1     The  Merger.
                      -----------

     (a) Upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and
                                                               ------
into the Company in accord-ance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary
           ------------
shall cease, and the Company shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation"). The "Merger" is sometimes
                             ---------------------
hereinafter  referred  to  as  the  "Transaction."

          (b) Unless another date is agreed to in writing by the parties hereto, immediately following the Tender Offer Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), the Company and Merger Subsidiary will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of
             ---------------------
Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time").
       ---------------

          (c) From and after the Effective Time, the Surviving Corporation shall succeed to all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the Delaware Law.

          (d)     The  closing of the Merger (the "Closing") shall take place on
                                                   -------
the  date  on  which  the Effective Time is to occur pursuant to Section 1.01(b)
                                                                 ---------------
(the  "Closing Date"), at the offices of Kirkland & Ellis, 153 East 53rd Street,
       ------------
New York, New York 10022, unless another place is agreed to in writing by the parties hereto.

          SECTION  I.2     Conversion  of  Shares.  At the Effective Time and by
                           ----------------------
virtue of the Merger and without any action on the part of holders of Common Stock (hereinafter defined) or shares of the capital stock of Merger Subsidiary:

     (a) Each share of Class A Voting Common Stock, par value $.01 per share (the "Class A Common Stock"), and each share of Class B Non-Voting Common Stock,
      --------------------
par  value  $.01  per  share (the "Class B Common Stock") of the Company that is
                                   --------------------
issued  and  outstanding  immediately  prior  to the Effective Time (the "Common
                                                                          ------
Stock")  (other  than shares of Common Stock to be cancelled pursuant to Section
                                                                         -------
1.02(b)  or  Shares  ("Dissenting  Shares")  that  are  owned  by  stockholders
-------                ------------------
("Dissenting  Stockholders") exercising appraisal rights pursuant to Section 262
 -------------------------
of  Delaware Law) shall be converted into the right to receive the "Common Stock
                                                                    ------------
Consideration,"  which  shall  be  equal  to  (A)  (i)  the  Remaining  Merger
-------------
Consideration  (hereinafter  defined),  plus (ii) the Aggregate Warrant Exercise
-------------
Price, plus (iii) the Aggregate Option Exercise Price plus (iv) the Aggregate Shareholder Loans, divided by (B) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to the Effective Time and (ii) the total number of shares of Common Stock into which Warrants and Options outstanding at the Effective Time are exercisable, convertible, or exchangeable (whether or not presently exercisable, convertible, or exchangeable) (the sum of
(i)  and  (ii)  in  clause  (B)  being  the "Fully Diluted Equity Number").  The
                                             ---------------------------
"Aggregate  Option  Exercise Price" shall be determined by multiplying the total
 --------------------------------
number of shares of Common Stock subject to an Option by the exercise price for each such Option, the "Aggregate Warrant Exercise Price" shall be determined by
                       ---------------------------------
multiplying the total number of shares of Common Stock subject to a Warrant by the exercise price for each such Warrant, and the "Aggregate Shareholder Loans"
                                                    ---------------------------
shall be equal to all principal and interest outstanding under loans made by the Company to holders of Common Stock or Preferred Stock. In calculating the Common Stock Consideration and the Fully Diluted Equity Number, (i) no Home Run Option shall be included and (ii) no Warrant or Option shall be included that would have an exercise price equal to or in excess of the amount of Common Stock Consideration if such Warrant or Option were included in such calculation. All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and returned and each holder of a certificate representing any such shares, shall cease to have any rights with respect  thereto,  except  the  right to receive cash in accordance with Section
                                                                         -------
1.03.
----

               (b) Each share of capital stock of the Company that is owned or held in the treasury of the Company shall be canceled, and no payment shall be made with respect thereto;

               (c) Each share of capital stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of capital stock of the Surviving Corpora-tion with the same rights and privileges as the shares so converted and shall constitute the only out-standing shares of capital stock of the Surviving Corpora-tion;

               (d) No Dissenting Stockholder shall be entitled to the Common Stock Consideration unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under Delaware Law, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of Delaware Law with respect to Common Stock owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares of Common Stock, such Shares of Common Stock shall thereupon be treated as though such Shares had been converted into the Common Stock Consideration pursuant to Section 1.02(a) hereof. The Company
                                            ---------------
shall give Buyer (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands;

          (e) At and as of the Effective Time, all Common Stock (other than Dissenting Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Common Stock (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, the Common Stock Consideration in accordance with the terms of this Agreement;

          (f) (i) At and as of the Effective Time, each then outstanding warrant to purchase shares of Company Common Stock (a "Warrant") and each then
                                                         -------
outstanding option to purchase shares of Company Common Stock heretofore granted under any employee stock option or compensation plan or other arrangement with the Company (an "Option") shall be cancelled and in exchange therefore, the
                    ------
holder thereof shall receive a cash payment from the Company in an amount equal to the amount, if any, by which the Common Stock Consideration exceeds the exercise price of such Warrant or Option, multiplied by the number of shares of Common Stock then subject to such Warrant or Option, as the case may be (the "Warrant Settlement Amount" or the "Option Settlement Amount", as the case may
   -------------------------          ------------------------
be), but subject to all required tax withholdings by the Company, and subject to the provisions of Section 1.02(f)(ii). The obligation of the Surviving Corporation to pay the Warrant Settlement Amount or the Option Settlement Amount to any holder of an Option or Warrant shall be subject to such holder executing an agreement (a "Termination Acknowledgment") acknowledging cancellation of such
                 --------------------------
holder's Option or Warrant and all rights thereunder in exchange for the appropriate Option Settlement Amount or Warrant Settlement Amount.

               (ii) Each Option to purchase shares of Company Stock which by its terms does not vest or is not exercisable as of the Effective Time (a "Home
                                                                            ----
Run  Option")  shall  be  cancelled  without  any  payment  thereupon.
-----------

               (iii) Prior to the Effective Date, the Company shall use its reasonable best efforts to cause each holder of an Option to execute a Termination Acknowledgment to the extent required to implement the provisions of this Section 1.02(f);

          (g) At and as of the Effective Time, each holder of shares of Common Stock or Preferred Stock which have been purchased in whole or in part with loans from the Company shall receive a cash payment from the Company in the following amount: (i) with respect to shares of Common Stock, the amount, if any, by which the Common Stock Consideration multiplied by the number of shares of Common Stock exceeds the amount of principal and interest due and outstanding under such loans, and (ii) with respect to shares of Preferred Stock, the amount, if any, by which the Preferred Stock Redemption Amount multiplied by the number of shares of Preferred Stock exceeds the amount of principal and interest due and outstanding under such loans (without duplication for the amounts if any which have reduced the amount of Common Stock Consideration payable under clause
(i)  above),  but  subject  to all required tax withholdings by the Company; and

          (h) In the event that the Company changes the number of shares of Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Common Stock Merger Consideration shall be equitably adjusted.

          SECTION  I.3     Merger  Consideration.
                           ---------------------

          (a)     For  purposes  of this Agreement, "Merger Consideration" shall
                                                     --------------------
mean (x) $136,500,000 minus (y) the ASIG Note Amount. The Merger Consideration shall be reduced after the Effective Time by the amount, if any, of the Net Asset Adjustment Amount finally determined in accordance with Section 1.07. The
                                                              ------------
"ASIG  Note Amount" means, as of the Closing Date, all principal and accrued but
 -----------------
unpaid  interest  outstanding  under  the  11%  Senior Notes Due 2005 (the "ASIG
                                                                            ----
Notes") of Aircraft Services International Group, Inc (regardless of whether or not such ASIG Notes have been purchased by Buyer prior to the Effective Time pursuant to the Tender Offer and Consent Solicitation).

          (b) Immediately prior to the Effective Time, Buyer shall cause Merger Subsidiary to be sufficiently capitalized to pay the Merger Consideration in accordance with the provisions of Section 1.04.
                                           -------------

          SECTION  I.4     Payments  from  Merger  Consideration.  On  the
                           -------------------------------------
satisfaction of the terms and conditions contained in this Agreement, as consideration for the consummation of the Merger and the transactions contemplated herein, at the Effective Time:

          (a) the Surviving Corporation shall pay out the Merger Consideration by wire transfer of immediately available funds as follows:

               (i) first, $10 million shall be deposited into an account with LaSalle Bank National Association or such other bank which is mutually agreeable to the Company and Buyer (the "Escrow Agent") in accordance with the
                                           ------------
Escrow  Agreement  attached  hereto  as Exhibit A (the "Escrow Agreement").  The
                                                        ----------------
total amount so deposited into escrow less any amounts distributed to Buyer or to the holders of shares of Common Stock, Options and Warrants in accordance with the provisions of this Agreement and the Escrow Agreement from time to time and including the amount of any Fund Increase (as defined in the Escrow Agreement), is referred to as the "Reserve". The Escrow Agent shall hold the
                                      -------
Reserve and distribute it in accordance with the provisions of this Agreement and the Escrow Agreement.

               (ii) second, to the payment of all Expenses of the Company as specified in Sections 3.08 and 9.03 (including one-half of the filing fee under
              -------------     ----
the HSR Act, which is to be shared equally by the parties), and costs of the Company incurred or to be incurred in connection with the termination of the employment agreements of Stephen Townes and George Watts with the Company (collectively, the "Transaction Expense Amount");
                      ----------------------------

                (iii) third, an amount equal to the greater of (x) 100% of the principal amount, plus accrued and unpaid interest on all outstanding 10.5% PIK Notes, due March 31, 2010 issued by the Company (the "PIK Notes"), or
                                                                 ---------
(y)  the  aggregate  costs  and  expenses  actually  incurred  by the Company in redeeming  the  PIK  Notes  pursuant  to  Section 1.05 hereof, including without
                                          ------------
limitation repayment of principal, interest (whether accrued or unaccrued), redemption premium and any incidental costs and expenses shall be paid to the holders of the then outstanding Notes for the purpose of redeeming such Notes (the "Note Redemption Amount");
       ------------------------

               (iv) fourth, an amount equal to the total Indebtedness of the Company and the Company Subsidiaries (other than Indebtedness under the ASIG Notes (regardless of whether or not the ASIG Notes have been purchased by Buyer prior to the Effective Time pursuant to the Tender Offer and Consent
Solicitation))  or  under  the  PIK  Notes  (which  shall be retired pursuant to
Section  7.05  and  Section  1.04(a)(iii)) as of the Closing Date (including any
      -------       --------------------
outstanding balance, accrued interest, fees, penalties or premium associated with the repayment thereof or otherwise) (the "Closing Date Indebtedness
                                                      --------------------------
Repayment  Amount")  shall  be  repaid;  the  calculation  of  the  Closing Date
-----------------
Indebtedness  Repayment  Amount  shall be delivered to Buyer not less than three
(3) days before Closing and shall be specified in a certificate of an executive officer of the Company (the "Indebtedness Certificate");
                                  -------------------------

               (v) fifth, an amount equal to the greater of (x) the Liquidation Value, as defined in the Certificate of Designation of the Company for its 10.5% Pay-In-Kind Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock") or (y) the aggregate costs and expenses actually
       ----------------
incurred  by  the  Company  in redeeming the Preferred Stock pursuant to Section
                                                                         -------
1.05  hereof,  including  without  limitation  repayment  of preference amounts,
----
dividends  (whether  accumulated,  accrued or unaccrued), redemption premium and incidental costs and expenses, shall be paid to the holders of the then outstanding Preferred Stock for the purpose of redeeming such Preferred Stock (the "Preferred Stock Redemption Amount");
       ------------------------------------

               (vi) sixth, the amounts due and payable to Tioga Capital pursuant to Section 3(b) and Section 3(f) of that certain Chairman's Agreement, dated as of April 1, 1998 (the "Tioga Amount"), shall be paid to Tioga Capital
                                  ------------
pursuant  to  the  terms  of  such  Chairman's  Agreement;

               (vii) seventh, an amount (up to an aggregate total of $769,753) (the "Non-Compete Amount") equal to one-half of the aggregate payments
                ------------------
due to Messrs. John Gassett, Terry Rinehart, Kurtis Granger, Robert Selles, Ronald Pattie, Silvio Tano, Larry McMahon and Paul Jefferson (collectively, the "Management Persons") pursuant to the non-compete agreements entered into prior
 -------------------
to the date hereof by and among the Buyer, the Company, Merger Sub, Aircraft Services International Group, Inc., a Delaware corporation, AND each of the Management Persons (the "Non-Compete Agreements") shall be paid to the
                            -----------------------
Management  Persons  pursuant  to  the  Non-Compete  Agreements;  and

               (viii)     eighth,  an  amount  equal to the Merger Consideration
less the Reserve, the Transaction Expense Amount, Note Redemption Amount, Closing Date Indebtedness Repayment Amount, Preferred Stock Redemption Amount, the Tioga Amount and the Non-Compete Amount (the "Remaining Merger
                                                          -----------------
Consideration") shall be allocated and paid as the Common Stock Consideration, the Warrant Settlement Amount and the Option Settlement Amount in accordance with Section 1.02.
      -------------

          (b) The Company shall determine the Transaction Expense Amount, Note Redemption Amount, Preferred Stock Redemption Amount, Tioga Amount, Common Stock Consideration, the Non-Compete Amount, the Warrant Settlement Amount, the Option Settlement Amount, and the Remaining Merger Consideration at least two business days prior to the Effective Time.

          SECTION  I.5     Notes,  Preferred  Stock.  The  Company shall use its
                           ------------------------
reasonable best efforts to cause the redemption of all PIK Notes then outstanding and all Preferred Stock then outstanding at or immediately prior to the Effective Time.

          SECTION  I.6      2.1Merger  Consideration-Shareholder Representative.
                           ----------------------------------------------------
Each holder of Common Stock, Options or Warrants who votes in favor of the Merger or who receives or accepts the Common Stock Consideration shall be deemed to have consented in all respects to the appointment of CIBC WG Argosy Merchant Fund I, L.P. as Shareholder Representative, and shall be deemed to have consented to the performance by the Shareholder Representative of all rights and obligations conferred on the Shareholder Representative under this Agreement and the Escrow Agreement.

          SECTION  I.7     Net  Asset  Adjustment.
                           ----------------------

          (a) As soon as reasonably practicable following the Closing, and in any event within ninety (90) calendar days thereafter, the Shareholder
Representative shall prepare and deliver to the Buyer an audited consolidated balance sheet of the Company as of the close of business on the date of Closing (the "Closing Balance Sheet") which shall be presented in the form of the
       -----------------------
balance sheet attached as Exhibit B hereto (the "Reference Balance Sheet") and a
                          ---------              -----------------------
calculation  of  the  consolidated  Net Asset Value (hereinafter defined) of the
Company  as  of  the  close of business on the date of Closing (the "Closing Net
                                                                     -----------
Asset  Value")  which  shall  be calculated in the manner set forth herein.  The
------------
Closing Balance Sheet shall be audited by the Company's auditors at Ernst & Young, whose audit report shall be delivered to the Buyer concurrently with the Closing Balance Sheet and shall be without qualification or limitation arising out of the scope of the audit. The Closing Balance Sheet shall also set forth in detail the Indebtedness of the Company as of the Closing, other than with respect to the ASIG Notes, and after giving effect to payments made pursuant to Sections 1.04(a)(iii) and (iv) (the "Closing Date Indebtedness Amount"). The
---------------------        --        --------------------------------
Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied in accordance with the
                          ----
Company's  past  practices.  For  purposes  of this Agreement, "Net Asset Value"
                                                               ---------------
means  the  sum  of (x) total assets of the Company and the Company Subsidiaries

(including all cash and cash equivalents) minus (y) the total liabilities of the Company and the Company Subsidiaries other than (i) all Indebtedness (including the ASIG Notes), (ii) any liability relating to the Non-Compete Accrual and
(iii) without duplication to the immediately preceding clause (ii), any other liability which is being paid or satisfied from the Merger Consideration pursuant to Section 1.04(a). The calculation of the Net Asset Value (subject to certain adjustments set forth therein) of the Company as of June 30, 2000 is set forth in Exhibit B hereto. For the avoidance of doubt, for purposes of Section 1.04(a)(iv) and Section 1.07, any outstanding letter of credit, performance bond or similar surety obligation (each, a "Contingent Obligation") of the Company
                                          ---------------------
shall only be considered a liability on the Closing Balance Sheet or Indebtedness, as the case may be, to the extent such Contingent Obligation has actually been drawn upon at or prior to the Closing Date, funds are otherwise owed by the Company or a Subsidiary to a third party in respect thereof at or prior to the Closing Date, or circumstances exist at or prior to the Closing Date which allow the beneficiary of such Contingent Obligation to draw upon or otherwise make demand for payment or collection with respect to such Contingent Obligation.

          (b) In connection with the preparation of the Closing Balance Sheet, the Surviving Corporation will provide to the Shareholder Representative and its accountants full access to the material work papers of the Company and the Company's auditors at Ernst & Young, to the extent reasonably related to the Shareholder Representative's preparation of the Closing Balance Sheet and the calculation of the Closing Net Asset Value. The Closing Balance Sheet delivered by the Shareholder Representative to the Buyer and the computation of the Closing Net Asset Value as of the close of business on the Closing Date shall be conclusive and binding upon the parties unless the Buyer, within twenty (20) days after the delivery to the Buyer of the Closing Balance Sheet, notifies the Shareholder Representative in writing that the Buyer disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor, it being understood that the sole basis on which the Buyer may dispute any of the amounts on the Closing Balance Sheet is (i) the inconsistent application of GAAP or (ii) errors or omissions. The parties shall in good faith attempt to resolve any dispute, in which event the Closing Balance Sheet and the computation of the Closing Net Asset Value, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within ten (10) days after notice is given by the Buyer to the Shareholder Representative pursuant to the second preceding sentence, the parties shall submit the dispute to PricewaterhouseCoopers LLC or another public accounting firm mutually agreeable to the Buyer and the Shareholder Representative (the "Arbiter"). The Shareholder Representative and the Buyer shall promptly, and in
 -------
any event within twenty (20) calendar days of submission of the dispute to the Arbiter, each make a written submission to the Arbiter, which reasonably describes each of their respective positions with respect to each disputed item. Thereafter, the Arbiter may request in writing further written clarifications or other details from either party with respect to either of their respective positions. The Arbiter promptly, and in any event within sixty (60) calendar days following the submission of the dispute to the Arbiter, shall determine, based solely on the written presentations by the Shareholder Representative and Buyer and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Closing Balance Sheet and the Closing Net Asset Value which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter shall be bound by the provisions of this Section 1.07; provided that in resolving any
                                    ------------
disputed items where there exists a disagreement over principles of GAAP to be applied, the Arbiter shall apply the GAAP principles used by the Company in the preparation of the Reference Balance Sheet. The fees, costs and expenses of the Arbiter shall be borne by the party whom the Arbiter determines is the losing party with respect to the disputed matters. Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to the Closing Balance Sheet shall be made hereunder only for items as to which Buyer has disputed such item as provided herein. Prior to submitting written presentations to the Arbiter, Buyer and the Shareholder Representative each shall make available to the other (upon the request of the other) their respective accounting work papers generated in connection with the preparation or review of the Closing Balance Sheet. The date on which the Closing Net Asset Value is finally determined  in  accordance  with  this  Section  1.07(b)  is  referred to as the
                                        ----------------
"Closing  Balance  Sheet  Determination  Date."
 --------------------------------------------

          (c) In the event that there is no dispute with regard to the determination of the Closing Balance Sheet or Closing Net Asset Value, the parties shall determine the Net Asset Adjustment Amount, and determine and cause payment of the Buyer Payment Amount and Merger Consideration Reserve Payment Amount (as such terms are hereinafter defined) within the time periods and in the manner set forth in Section 1.07(d). In the event any such dispute does
                            ---------------
exist, the parties will determine the Buyer Payment Amount and Merger Consideration Reserve Payment Amount with respect to the undisputed portion of the adjustments and promptly make the payments required under Section 1.07(d).
                                                                ---------------
In the event the Arbiter resolves any dispute with respect to the determination of the Closing Balance Sheet or Closing Net Asset Value, the Arbiter shall promptly determine the amount of the Buyer Payment Amount and the Merger Consideration Reserve Payment Amount in accordance with Section 1.07(d) and
                                                             ---------------
shall deliver a written certificate setting forth such amounts to the Escrow Agent, the Shareholder Representative and the Buyer. As soon as any disputed matter (or portion thereof) is resolved between the parties or by the Arbiter, the Arbiter, Shareholder Representative and the Buyer shall determine the Buyer Payment Amount and Merger Consideration Reserve Payment Amount with respect to such resolved portion of the disputed adjustments and promptly make the payments required under Section 1.07(d).
                 ----------------

          (d)     For  purposes  of  this  Agreement,  the "Net Asset Adjustment
                                                            --------------------
Amount"  shall  be  equal  to  the excess, if any of (x) $102,379,000 (which was
------
calculated  in  the manner set forth on Exhibit B) minus $2,962,469 over (y) the
                                        ---------
Closing Net Asset Value as determined in accordance with Section 1.07(b), but in
                                                         ---------------
no event greater than the Reserve. If the Net Asset Adjustment Amount exceeds the Deductible (hereinafter defined), the Shareholder Representative or the Buyer shall (within four (4) Business Days after the Closing Balance Sheet Determination Date) direct the Escrow Agent in writing to deliver (A) to the Buyer, an amount equal to the Net Asset Adjustment Amount minus the Deductible, together with interest accrued thereon at the rates as may be earned from time to time on the Reserve under the Escrow Agreement from the Closing Date through the date of payment (together with any payment made pursuant to Section 1.07(e),
                                                                ---------------
the  "Buyer Payment Amount"), and (B) to the Shareholder Representative, for the
      --------------------
benefit  of  holders  of  Common  Stock,  Options  or  Warrants  (the  "Ultimate
                                                                        --------
Distributees"), an amount, if any, equal to the Reserve minus the Buyer Payment Amount (the "Merger Consideration Reserve Payment Amount"). If the Net Asset
               --------------------------------------------
Adjustment Amount is less than the Deductible or if the Net Asset Adjustment Amount is zero, the Shareholder Representative shall (within four (4) Business

Days after the Closing Balance Sheet Determination Date) direct the Escrow Agent in writing to deliver the entire amount of the Reserve, less any payments required pursuant to Section 1.07(e), to the Shareholder Representative, for the
                     ---------------
benefit  of  the  Ultimate  Distributees.   For  purposes  of  this  Agreement,
"Deductible"  means  the  greater  of  (x)  $1  million or (y) the lesser of (i)
 ---------
$500,000 multiplied by the actual number of months or any portion thereof (calculated on the basis of the actual number of days elapsed) from January 1, 2001 through and including the day prior to the Closing Date or (ii) the cumulative amount of the Company's consolidated net losses as reflected on the Company's regularly prepared unaudited financial statements for the period from January 1, 2001 through the Effective Time.

          (e) In addition to amounts otherwise payable to Buyer from the Reserve, the Buyer and Shareholder Representative shall direct the Escrow Agent in writing to deliver to the Buyer from the Reserve (and such amount shall reduce the Merger Consideration Reserve Payment Amount) an amount equal to any Indebtedness (other than with respect to the ASIG Notes) which has not been deducted from the Merger Consideration pursuant to Section 1.04(a) and which is
                                                    ---------------
reflected on the Closing Date Balance Sheet, together with interest accrued on such amount at the rates as may be earned on the Reserve from time to time under the Escrow Agreement from the Closing Date through the date of payment. Any amounts payable under this Section 1.07(e) shall not be subject to the
                               ----------------
Deductible  determined  under  Section  1.07(d).
                               ----------------

               (f) Following the determination of the Merger Consideration Reserve Payment Amount pursuant to the foregoing provisions, the Shareholder Representative shall cause the payment from the Merger Consideration Reserve Payment Amount (i) to Tioga Capital, the Tioga Amount to the extent due and owing and not previously paid pursuant to Section 1.04(a)(vi) and (ii) to each Ultimate Distributee an amount equal to (x) the amount which would have been paid to such Ultimate Distributee under Section 1.04(a)(viii) had the amount of
                                         ---------------------
the  Reserve  been  equal  to  the  Buyer  Payment  Amount plus the payment made pursuant  to  clause  (i)  of this Section 1.07(f) minus (y) the amount actually
                                   ---------------
paid  to  such  Ultimate  Distributee under Section 1.04(a)(viii).  Any payments
                                            ---------------------
made  pursuant  to  this  Section 1.07 shall be deemed adjustments to the Merger
                          ------------
Consideration.

           SECTION  I.8     Exchange  Procedures.
                            --------------------

          (a) Promptly after the Effective Time, with respect to any shareholders that do not deliver Certificates (hereinafter defined) at Closing, Buyer shall mail or cause to be mailed to each record holder of an outstanding certificate or certificates which, immediately prior to the Effective Time, represented shares of Common Stock (such certificates, collectively, the "Certificates"), a form letter of transmittal (which shall specify that delivery
 ------------
shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Buyer) and instructions for use in effecting the surrender of the Certificates representing Dissenting Shares) together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Common Stock Consideration (less any amounts required to be withheld for Tax purposes) and such Certificates shall forthwith be cancelled. Until surrendered in accordance with the provisions of this Section 1.08, each Certificate (other than
                                 -------------
Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Common Stock Consideration.

          (b) If payment is to be made to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered is properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, and that the person requesting such issuance or payment shall pay to Buyer any transfer or other Taxes required by law as a result of such issuance or payment to a person other than the record holder of the Certificate surrendered, or establish to Buyer's satisfaction that such Tax has been paid or is not applicable.

          (c) After the Effective Time there shall be no further transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Surviving Corporation, they shall be cancelled and, to the extent applicable, exchanged for the Common Stock Consideration.

          (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will, in exchange for such lost, stolen or destroyed Certificate, pay the Common Stock Consideration in accordance with Article I. When authorizing such
                                            ----------
payments in exchange therefor, the Board of Directors of the Surviving Corporation may, in its sole discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          SECTION  I.9     Non-Compete  Accrual.  Prior to the Closing Date, the
                           --------------------
Company shall make an accrual for the aggregate payments due to the Management Persons pursuant to the Non-Compete Agreements (the "Non-Compete Accrual").
                                                          -------------------

                                   ARTICLE II

                            THE SURVIVING CORPORATION


          SECTION  II.1     Certificate  of  Incorporation.  The  Certificate of
                            ------------------------------
Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that the Certificate of Incorporation of the Surviving Corpora-tion shall be amended in its entirety to read as the Certificate of Incorporation of Merger Subsidiary, provided further than the name of the Surviving Corporation shall be ASIG Holdings Corp.

          SECTION  II.2     Bylaws.  The  Bylaws of Merger Sub-sidiary in effect
                            ------
at the Effective Time shall be the Bylaws of the Sur-viv-ing Corporation until amended in accordance with applicable law.

          SECTION II.3     Directors and Officers.  From and after the Effective
                           ----------------------
Time, until successors are duly elected or appointed in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall constitute the directors of the Surviving Corporation, until the earlier of their resignation or removal, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the corresponding sections of the disclosure schedule (or otherwise disclosed elsewhere therein, to the extent the relevance of such disclosure is readily apparent) delivered by the Company to Buyer at or prior to the execution of this Agreement (the "Company Disclosure Schedule") or
                                                ---------------------------
as otherwise disclosed (to the extent the relevance of such disclosure is readily apparent) in the Company's Form 10-K filed with the Securities and Exchange Commission (the "SEC") on June 29, 2000 or in the Company's Form 10-Q
                            ---
for the quarter ended June 30, 2000 as filed with the SEC on August 14, 2000, the Company represents and warrants to Buyer and the Merger Subsidiary that:

     SECTION  III.1     Organization  and  Qualification; Subsidiaries and Joint
                        --------------------------------------------------------
Ventures.
--------

          (a) Each of the Company, each Company Subsidiary and each Company Joint Venture, if applicable, is a corporation, limited liability company, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity-related power to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority is not reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect. The Company, each Company

Subsidiary and each Company Joint Venture, if applicable, are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that is not reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect. The term (i) "Company
                                                                         -------
Subsidiary"  means  any entity, whether incorporated or unincorporated, of which
----------
at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by the Company or by one or more of Company Subsidiaries or by the Company and any one or more of Company Subsidiaries, and (ii) "Company Material
                                                                ----------------
Adverse  Effect"  means  any  change  or  effect  that is or would be materially
---------------
adverse  to  the assets, business, prospects, results of operations or financial
-------
condition of the Company and the Company Subsidiaries, taken as a whole (other than (i) changes or effects during the months of October 2000 through March 2001 (to the extent such changes have been reflected in the financial statements or other written materials previously provided by the Company to the Buyer) or resulting from increases in the amounts payable with respect to, or related to the restructuring of, the Company's workman's compensation insurance, (ii) changes or effects related to the resignations of the Management Persons, or
(iii) or changes or effects that are the result of economic factors affecting the economy or financial markets as a whole or generally affecting the aviation services markets or that arise out of or result from actions contemplated by the parties in connection with this Agreement or the announcement or performance of this Agreement or the transactions contemplated by this Agreement).

          (b)     Section  3.01(b)(i)  of  the Company Disclosure Schedule lists
                  -------------------
each Company Subsidiary as of the date of this Agreement together with its jurisdiction of organization. Section 3.01(b)(ii) of the Company Disclosure
                                 --------------------
Schedule identifies as of the date of this Agreement the name of each corporation, partnership, joint venture or other person (other than Company Subsidiaries) in which the Company, directly or indirectly, has, or pursuant to any agreement or agreements, will have the right to acquire by any means, an equity interest or investment exceeding 5% of the equity capital thereof. The entities indicated in boldface as joint ventures in Section 3.01(b)(ii) of the
                                                      -------------------
Company  Disclosure  Schedule  are  referred  to  herein  as  the "Company Joint
                                                                   -------------
Ventures".
--------

          SECTION  III.2     Certificate  of  Incorporation  and  Bylaws.  The
                             -------------------------------------------
Company has heretofore made available to Buyer a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company, each Company Subsidiary and each Company Joint Venture, if applicable. Such Certificates of Incorporation, Bylaws and equivalent organiza-tional documents are in full force and effect.

          SECTION  III.3     Capitalization  and  Debt.  The  authorized capital
                             -------------------------
stock of the Company consists of 1,000,000 Class A Common Shares, 1,000,000 Class B Common Shares and 200,000 Preferred Shares. As of September 30, 2000,

(a) there were 39,554.6 shares of Class A Common Stock outstanding and no shares of Class A Common Stock held in treasury; (b) there were 86,156.40 shares of Class B Common Stock outstanding and 0 shares of Class B Common Stock held in treasury and (c) there were 8,880.60 shares of Preferred Shares outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Company Disclosure Schedule contains a correct and complete list of each outstanding option and warrant to purchase shares of capital stock of the Company, including the holder, exercise price and number and class of shares of capital stock of the Company subject thereto. The Company has 960,445.4 shares of Class A Common Stock of the Company reserved for issuance and 913,843.6 shares of Class B Common Stock reserved for issuance. All shares reserved for issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock or other securities of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any Company Subsidiary to issue or sell any shares of capital stock or other securities of the Company or of any Company Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any Company Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). For the purposes of this Agreement,
                             -----------
the  term "Person" means any individual, corporation (including not-for-profit),
           ------
general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

          SECTION  III.4     Authority  Relative to this Agreement.  The Company
                             -------------------------------------
has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are neces-sary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding Class A Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors, rights generally and to the effect of general prin-ciples of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The board of directors of the Company has approved this Agreement as amended and restated, and the Merger and the other transactions contemplated hereby as fair to, advisable and in the best interests of the Company and its shareholders.

          SECTION  III.5     No  Conflict;  Required  Filings  and  Consents.
                             -----------------------------------------------

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of the transactions contemplated herein by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company, any Company Subsidiary or any Company Joint Venture, if applicable, (ii) conflict with or violate any law, rule, regu-lation, order, judgment, decree or governmental (including airport authorities) permit or license applicable to any Company, any Company Subsidiary or any Company Joint Venture or by which any property or asset of the Company, any Company Subsidiary or any Company Joint Venture is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company, any Company Subsidiary or any Company Joint Venture pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation ("Contracts") to which the
                                                        ---------
Company, any Company Subsidiary or any Company Joint Venture is a party or by which the Company, any Company Subsidiary or any Company Joint Venture or any property or asset of the Company, any Company Subsidiary or any Company Joint Venture is bound or affected, except, in the case of clauses (ii) and (iii)
above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, or are not reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.05(a) of the Company Disclosure Schedule sets forth a correct
         ---------------
and complete list of material Contracts of the Company, Company Subsidiaries and Company Joint Ventures as of the date hereof pursuant to which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement and the failure to obtain such consent or waivers is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, agency, commission, body or other governmental entity, domestic or foreign (including all airport authorities)

(each  a  "Governmental Entity"), except (i) for (A) applicable requirements, if
           -------------------
any, of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws") and
 ---------------                                             -------------
state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) filing and recordation of
                                     --------
appropriate merger documents as required by Delaware Law and (D) applicable requirements, if any, of any non-United States competition, antitrust and investment laws and (ii) where failure to obtain such consents, approvals, authori-zations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and is not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

          (c) As of the date hereof, none of the Company, Company Subsidiaries or Company Joint Ventures is a party to or bound by any non-competition Contracts that limits in any material respect either the type of business in which any of the Company, Company Subsidiaries or Company Joint Ventures may engage or the manner or locations in which any of them may so engage in any business.

          SECTION  III.6     Compliance.  None  of  the  Company,  any  Company
                             ----------
Subsidiary or any Company Joint Venture is in conflict with, or in default or violation of, (a) any law, rule, ordinance, regulation, order, judgment, decree, arbitration award, agency requirement, license or permit (including, without limitation, laws, rules and regulations relating to franchises) (collectively "Laws") applicable to the Company, any Company Subsidiary or any Company Joint
 ----
Venture or by which any property or asset of the Company, any Company Subsidiary or any Company Joint Venture is bound or affected, or (b) any Contract to which the Company, any Company Subsidiary or any Company Joint Venture is a party or by which the Company or any Company Subsidiary or any property or asset of the Company, any Company Subsidiary or any Company Joint Venture is bound or affected, except for any such conflicts, defaults or violations that are not reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect. No investigation outside the ordinary course of business by any Governmental Entity with respect to any of the Company, Company Subsidiaries or Company Joint Ventures is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity given the Company written notice that it intends to conduct the same which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. "Knowledge of the Company"
                                                       ------------------------
means the actual knowledge after due inquiry of Steven Townes, George Watts, Jeff Hartman, John Gassett, Terry Rinehardt, Bill McLendon, and John McGee. To the Knowledge of the Company, no material change is required in the Company's, any Company Subsidiary's or any Company Joint Venture's processes, properties or procedures in connection with any such laws, and the Company has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company, Company
Subsidiaries and Company Joint Ventures each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          SECTION  III.7     SEC  Filings;  Financial  Statements.
                             ------------------------------------

          (a)     Aircraft  Service International Group, Inc. ("ASIG") has filed
                                                                ----
all forms, reports and documents required to be filed by it with the SEC since March 31, 2000 (the "Audit Date") and has heretofore made available to Buyer, in
                     ----------
the  form  filed  with  the  SEC (including all exhibits, annexes and amendments thereto), (i) its Annual Reports on Form 10-K since the Audit Date, (ii) its Quarterly Reports on Form 10-Q since the Audit Date, and (iii) all other forms, reports and other registration statements filed by ASIG with the SEC since the Audit Date (the forms, reports and other documents referred to in clauses (i),
(ii),  (iii) and (iv) above being referred to herein, collectively, as the "ASIG
                                                                            ----
SEC  Reports").  The ASIG SEC Reports and any forms, reports and other documents
------------
filed by ASIG with the SEC after the date of this Agreement (x) were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No other Company Subsidiary is required to file any form, report or other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the ASIG SEC Reports was prepared, or will be prepared, in accordance with generally accepted accounting principles as practiced in the United States applied on a consistent basis throughout the periods indicated ("GAAP") (except as may be
                                                        ----
indicated in the notes thereto) and each fairly presented in all material respects, or will fairly present in all material respects the financial position, results of operations, retained earnings, change in financial position and cash flows of ASIG and its consolidated subsidiaries, as the case may be, at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to notes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

          (c) The Company has previously furnished to Buyer the unaudited consolidated balance sheet of the Company and its Subsidiaries as of August 31, 2000 (the "Unaudited Balance Sheet"), and the related unaudited consolidated
             -------------------------
statement of income and changes in financial position of the Company and Company Subsidiaries for the period then ended (the "Unaudited Financials"). The
                                                    --------------------
Unaudited Financials (including the related notes thereto) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its consolidated

Subsidiaries for the period then ended, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated.

          SECTION  III.8     Brokers.  Except  for  CIBC  World  Markets,  Corp.
                             -------
("CIBC")  whose fees will be paid by the Company, there is no investment banker,
  ----
broker or finder which has been retained, employed or otherwise engaged by or has been authorized to act on behalf of the Company, any Company Subsidiary, or any of their respective directors, officers or employees who might be entitled to any fee or commission from the Company, any Company Subsidiary, the Merger Subsidiary or Buyer or any of their affiliates upon consummation of the transactions contemplated by this Agreement.

          SECTION  III.9     Events  Subsequent  to  Audit Date. Since the Audit
                             ----------------------------------
Date, the Company, Company Subsidiaries and Company Joint Ventures have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Company, Company Subsidiaries and Company Joint Ventures or any development or combination of developments that to the Knowledge of the Company, individually or in the aggregate, that is reasonably likely to be materially adverse to the assets, business, prospects, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole (other than (i) changes or effects during the months of October 2000 through March 2001 (to the extent such changes have been reflected in the financial statements or other written materials previously provided by the Company to the Buyer) or resulting from increases in the amounts payable with respect to, or related to the restructuring of, the Company's workman's compensation insurance, (ii) changes or effects related to the resignations of the Management Persons, or (iii) changes or effects that are the result of economic factors affecting the economy or financial markets as a whole or generally affecting the aviation services markets or that arise out of or result from actions contemplated by the parties in connection with this Agreement or the announcement or performance of this Agreement or the transactions contemplated by this Agreement); (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by any of the Company, Company Subsidiaries or Company Joint Ventures, whether or not covered by insurance;
(iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company; or (iv) any change by the Company in its application of GAAP. Since the Audit Date, except as provided for herein, there has not been any increase in the compensation payable or that could become payable by the Company or any Company subsidiary to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course.

          SECTION III.10     Tax Matters.  (i) The Company, Company Subsidiaries
                             -----------
and Company Joint Ventures have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company, Company Subsidiaries and Company Joint Ventures have duly and timely paid all material Taxes that are shown as due on such filed Tax Returns or that any of the Company, Company Subsidiaries or Company Joint Ventures is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and reserved for in accordance with GAAP; (iii) as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to any of the Company, Company Subsidiaries and Company Joint Ventures; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against any of the Company, Company Subsidiaries and Company Joint Ventures which, if determined adversely to the Company, Company Subsidiary or Company Joint Venture, could be reasonably expected to have a Company Material Adverse Effect;
(v) there are no material liens or claims for Taxes upon the assets any of the Company, Company Subsidiaries and Company Joint Ventures, other than liens or claims for current Taxes not yet due and payable and liens or claims for Taxes that are being contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; (vi) no Tax is required to be withheld pursuant to
Section  1445  of  the  Code  as  a result of the transfers contemplated by this
Agreement, (vii) none of the Company, Company Subsidiaries or Company Joint Ventures has been a party to a distribution during the last three years in which the parties to such distribution treated the transaction as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") applied,
                                                                 ----
(viii) no extensions or waivers of the statute of limitations have been given by or requested with respect to any Taxes of any of the Company, Company Subsidiaries or Company Joint Ventures, (ix) the Company has made available to Buyer copies of all material income, franchise, capital and similar returns and reports with respect to Taxes as filed by any of the Company, Company Subsidiaries or Company Joint Ventures for all taxable years for which the relevant statute of limitation has not expired, (x) none of the Company, Company Subsidiaries or Company Joint Ventures is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined returns or reports of Taxes (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any other Person (other than the Company, Company Subsidiaries or Company Joint Ventures), (xi) adequate provision has been made for the payment of Taxes for which any of the Company, Company Subsidiaries or Company Joint Ventures may be liable for the periods covered by the consolidated financial statements contained in the ASIG SEC Reports that are not yet due and payable,
(xii) none of the Company, Company Subsidiaries or Company Joint Ventures will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing, (xiii) none of the Company, Company Subsidiaries, Company Joint Ventures or Buyer will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code (without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future) as a result of the transactions contemplated by this Agreement, and (xiv) none of the Company, Company Subsidiaries or Company Joint Ventures has made an election under Section 341(f) of the Code. "Tax" means all
                                                                  ---
federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax. "Tax Return" means all returns and reports
                                      -----------
(including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

          SECTION  III.11     Litigation  and  Liabilities.
                              ----------------------------

          (a There is no (i) litigation, arbitration, claim, suit, action, hearing, investigation or proceeding pending or, to the Knowledge of the Company, threatened in writing, against or affecting the Company, any Company Subsidiaries or any Company Joint Venture which is reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect, (ii) obligations or liabilities, whether or not accrued, contingent or otherwise or any other facts or circumstances to the Knowledge of the Company that are reasonably likely to result in any claims against, or obligations or liabilities of, any of the Company, Company Subsidiaries or Company Joint Ventures that are reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect, or (iii) any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, any Company Subsidiary or any Company Joint Venture, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (b The interest rate, maturity date and lender or party owed with respect to all Indebtedness of the Company or the Subsidiaries as of the date hereof  are  set  forth  on  Section 3.11(b) of the Company Disclosure Schedule.
                             ---------------
"Indebtedness" of the Company and its Subsidiaries means the following:  (i) all
 ------------
indebtedness of the Company and its Subsidiaries for borrowed money or as purchase money indebtedness and which is evidenced by a note, bond or debenture, including, without limitation, the Company's revolving credit facility and term loan facility with Key Bank, (ii) all obligations of the Company and its Subsidiaries under capital leases, (iii) overdrafts and similar short-term extensions of credit from financial institutions and (iv) all liabilities of another person or entity secured by any property owned by the Company and its

Subsidiaries even though the Company and its Subsidiaries has not assumed or otherwise become liable for the payment thereof, and in the case of clauses (i) through (iv) above, including any accrued interest or other amounts due and owing pursuant to such Indebtedness, and excluding all indebtedness between the Company or a Company Subsidiary, on the one hand, and a Company Subsidiary, on the other hand.

          SECTION III.12     Environmental and Safety Laws.  Except as set forth
                             -----------------------------
on Schedule 3.12 hereto or as would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect and to the Knowledge of the Company:

               (i     Each  of  the  Company,  Company  Subsidiaries and Company
Joint Ventures is and has been in compliance with all Environmental Laws (as defined below).

               (ii     Without  limiting  the  generality  of  the  foregoing,
each of the Company, Company Subsidiaries and Company Joint Ventures has obtained and is in compliance with all material permits, licenses and other authoriza-tions that are required pursuant to Environmental Laws relating to the occupation of its facilities and the operation of its business.

               (iii     Each  of  the  Company,  Company  Subsidiaries  and
Company Joint Ventures has not received any written demand, claim, request for information or notice from any governmental agency or third party of any actual or alleged violation of Environmental Laws or any liabilities or obligations, including any compliance investigatory, remedial or corrective obligations, relating to any of them or its facilities relating to any Environmental Laws.

               (iv No property currently or formerly owned or operated by any of the Company, Company Subsidiaries or Company Joint Ventures (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance (as defined below) in a manner which would reasonably be expected to give rise to a liability of the Company, Company Subsidiaries or Company Joint Ventures arising under Environmental Laws.

               (v None of the Company, Company Subsidiaries o r Company Joint Ventures is subject to any liability arising under any Environmental Laws for Hazardous Substance disposal or contamination on any third party property.

               (vi None of the Company, Company Subsidiaries or Company Joint Ventures is subject to any order, decree, injunction or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability or obligations of the Company, Company Subsidiaries or Company Joint Ventures arising under any Environmental Law.

               (vii None of the properties owned or operated by any of the Company, any Company Subsidiaries or any Company Joint Ventures contains any underground storage tanks, asbestos-containing material or polychlorinated biphenyls.

               (viii     There  are  no  other  circumstances  or  conditions
involving any of the Company, Company Subsidiaries or Company Joint Ventures that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property arising under any Environmental Law.

               (ix     The  Company  has  delivered  to  Buyer  copies  of  all
environmental reports, studies, assessments, sampling data, correspondence and other environmental information in its possession relating to any of the Company, Company Subsidiaries or Company Joint Ventures or any of their respective current or former properties or operations.

          As  used  herein, the term "Environmental Law" means any federal,
                                      -----------------
state or local law, regulation, order decree, permit, authorization, common law or agency requirement enacted and in effect on or prior to the Closing Date relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

          As  used  herein,  the  term "Hazardous Substance" means any substance
                                        -------------------
that is: (A) listed, classified or regulated as hazardous or toxic pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is or may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

This Section 3.12 contains the sole and exclusive representations and warranties
     ------------
of the Company, Company Subsidiaries and Company Joint Ventures pertaining to environmental matters, including, without limitation, any matters arising under Environmental Laws.

               SECTION  III.13     Insurance.  All  material  fire and casualty,
                                   ---------
comprehensive general liability, business interruption, product liability, pollution liability, and sprinkler and water damage insurance policies maintained by any of the Company, Company Subsidiaries or Company Joint Ventures are with reputable insurance carriers, provide coverage (both in character and amount) for all normal risks incident to the business of the Company, Company
Subsidiaries and Company Joint Ventures and their respective properties and assets are consistent with that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          SECTION  III.14     Intellectual  Property.   Section  3.14  of  the
                              ----------------------    -------------
Company Disclosure Schedule sets forth a true and complete list and description of (i) all material patents, registered trademarks, registered service marks, trade names, copyright registrations, any applications therefor and all other registered Intellectual Property that is owned by any of the Company, Company Subsidiaries and Company Joint Ventures free and clear of any and all encumbrances, and (ii) all licenses, agreements, or other arrangements relating to the Intellectual Property that the Company, Company Subsidiary or Joint Venture is party to as licensor or licensee (collectively, "Company Intellectual
                                                            --------------------
Property").  To  the  Knowledge of the Company, no product (or component thereof
--------
or process) used, sold or manufactured by or for the Company, any Company Subsidiary or any Company Joint Venture infringes on the Intellectual Property of any other Person. None of the Company, Company Subsidiaries or Company Joint Ventures has received any written notice within the last 12 months from any other  person  claiming  or  alleging  that the Company, Company Subsidiaries or
Company Joint Venture is infringing or misappropriating the Intellectual Property of such other Person and to the Knowledge of the Company, no claims or suits relating to the same are threatened. To the Knowledge of the Company, the Company, Company Subsidiaries and Company Joint Ventures are not challenging the Intellectual Property rights of any other Person. To the Knowledge of the Company, no Person is challenging, infringing or otherwise violating the rights of any of the Company, Company Subsidiaries or Company Joint Ventures to Intellectual Property that is material to the businesses of the Company, Company Subsidiaries and Company Joint Ventures. For the purposes of this Agreement, the term "Intellectual Property" means patents, patent applications, inventions,
          ---------------------
invention disclosures, trade secrets, know-how, registered and unregistered copyrights, works of authorship, computer software programs, data bases, mask rights, trademarks, service marks, trade names, trade dress and any similar proprietary rights and any licenses or agreements related to the foregoing.

          SECTION  III.15     ERISA  Matters.  (a)  All benefit and compensation
                              --------------
plans, contracts, policies or arrangements covering current or former employees of the Company, Company Subsidiaries and Company Joint Ventures (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
                                                                    -----
deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), other than Benefit
                                             -------------
Plans maintained outside of the United States primarily for the benefit of Employees working outside of the United States, are listed in Section 3.15 of
                                                                 ------------
the Company Disclosure Schedule. True and complete copies of all Benefit Plans listed in Section 3.15 of the Company Disclosure Schedule, including, but not
            -------------
limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Buyer.

          (b All Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees which are subject to ERISA (the "ERISA Plan") are in substantial compliance with ERISA. Each ERISA Plan
       -----------
which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section
             -------------
401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of the Company there are no circumstances existing as of the date hereof likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Plan under Section 401(a) of the Code. Each ERISA Plan which is intended to be part of a voluntary employees' beneficiary association within the meaning of
Section 501(c)(9) of the Code has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Code, and to the Knowledge of the Company there are no circumstances existing as of the date hereof likely to result in the loss of the exempt status of such ERISA Plan under Section 501(c)(9) of the Code. None of the Company, Company Subsidiaries or Company Joint Ventures has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (c No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any of the Company, Company Subsidiaries or Company Joint Ventures with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under
Section  4001  of  ERISA or Section 414 of the Code (an "ERISA Affiliate").  The
                                                         ---------------
Company, Company Subsidiaries and Company Joint Ventures have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (d All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Audited
Financial Statements or the Preliminary Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. None of the Company, Company Subsidiaries or Company Joint Ventures has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section  401(a)(29)  of  the  Code.

          (e Except as disclosed on Schedule 3.15 of the Company Disclosure Schedule under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

          (f There is no pending or, to the Knowledge of the Company threatened in writing, material litigation relating to the Benefit Plans. None of the Company, Company Subsidiaries or Company Joint Ventures has any obligations for retiree health and life benefits under any ERISA Plan, except as set forth in Section 3.15 of the Company Disclosure Schedule. The Company,
                -------------
Company Subsidiaries or Company Joint Ventures may amend or terminate any such Plan at any time without incurring any liability thereunder.

          (g There has been no amendment to, announcement by any of the Company, Company Subsidiaries or Company Joint Ventures relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (w) entitle any employees of any of the Company, Company Subsidiaries or Company Joint Ventures to severance pay or any increase in several pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (y) cause any of the Company, Company Subsidiaries or Company Joint Ventures or, after the consummation of the transactions contemplated hereby, Buyer to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

          (h     All  Benefit  Plans  maintained  outside  of  the United States comply in all materials respects with applicable local law. The Company, Company Subsidiaries and Company Joint Ventures have no material unfunded liabilities with respect to any such Benefit Plan.

          SECTION  III.16     Labor  Relations.  Except  as set forth in Section
                              ----------------                           -------
3.16  of  the  Company  Disclosure  Schedule,  none  of  the  Company,  Company
----
Subsidiaries or Company Joint Ventures is a party to or bound by any employment agreement (other than Company policies of general application) or any collective bargaining agreement respecting the employees of any of the Company, Company Subsidiaries or Company Joint Ventures, nor to the Knowledge of the Company is there pending or threatened in writing, any strike, walkout or other work stoppage or any union organizing effort by the Employees.

          SECTION  III.17     Title.  (a)  Section  3.17(a)  of  the  Company
                              -----        ----------------
Disclosure Schedule sets forth a true and complete list of all real property owned or material real property leased by any of the Company, Company Subsidiaries or Company Joint Ventures as of the date hereof. Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, each of the
           ----------------
Company, Company Subsidiaries and Company Joint Ventures has good, marketable and, with respect to real property, insurable, title to all of the properties and assets which they purport to own that are material to the business, operations or financial condition of each the Company, Company Subsidiaries and Company Joint Ventures, free and clear of all encumbrances, except for liens for taxes not yet due and payable and such imperfections of title which will not affect the marketability or the full use and enjoyment of such properties and assets for all of their intended purposes. To the Knowledge of the Company, the Company, Company Subsidiaries and Company Joint Ventures own or have the right to use all material assets and properties (real, personal, tangible and intangible) necessary to operate their respective businesses.

          (b     Section 3.17(b) of the Company Disclosure Schedule sets forth a
                 ---------------
true and complete list of all material leases pursuant to which any of the Company, Company Subsidiaries or Company Joint Ventures leases real or material personal property (the "Leases"). To the Knowledge of the Company, all such
                           ------
Leases are valid, binding and enforceable and, with respect to real property, insurable in accordance with their terms and there are no existing breaches or defaults by any of the Company, Company Subsidiaries or Company Joint Ventures thereunder that are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both) would constitute a material breach or default under any material Lease or result in the termination, cancellation or acceleration of, or the loss of any benefit under, such lease.

          SECTION  III.18     Contracts.  (a)  Section  3.18(a)  of  the Company
                              ---------        ----------------
Disclosure Schedule lists the following Contracts to which any of the Company, Company Subsidiaries or Company Joint Ventures, as of the date of this Agreement, is a party or is bound:

               (i each guaranty, direct or indirect, by any of the Company, Company Subsidiaries or Company Joint Ventures of any obligation for money borrowed by a third party in an amount exceeding $250,000 of any person or entity, excluding endorsements made for collection in the ordinary course of business;

               (ii each contract for the purchase of capital equipment, materials or supplies, except those contracts terminable without material penalty on 90 or fewer days' notice and those involving the receipt or payment of less than $250,000 per year;

               (iii     each  contract  for  the  acquisition  or disposition of
material assets in the last three years, other than in the ordinary course of business;

               (iv     each  material  contract  with  any  foreign  or domestic
governmental or regulatory authority, agency, commission, body or other governmental entity;

               (v each contract with a term in excess of one year from the date hereof which is not otherwise terminable upon 90 days advance notice without cause and without financial penalty and which involves the payment or receipt of an amount (in one or a series of transactions) in excess of $250,000 annually; and

               (vi     each  other  contract  which  is  material  to any of the
Company,  Company  Subsidiaries  and  Company  Joint  Ventures taken as a whole.

               (b) To the Knowledge of the Company, the foregoing Contracts are enforceable against each party thereto in accordance with the express terms thereof.

          SECTION  III.19     Ownership  of  Capital  Stock of the Company.  The
                              --------------------------------------------
Shareholders together in the aggregate own at least a majority of the outstanding shares of the capital stock of each class of the Company eligible to vote on the adoption of this Agreement and the approval of the Merger, and have the power and authority to cause the redemption of all of the PIK Notes and Preferred Stock.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer and the Merger Subsidiary, jointly and severally, represent and warrant to the Company as follows:


               SECTION  IV.1     Organization  and  Qualification; Subsidiaries.
                                 ----------------------------------------------
Each of Buyer and Merger Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals is not reasonably likely to, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and Merger Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that is not reasonably likely to, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material
                                                                  --------------
Adverse  Effect"  means  any  change, effect or circumstance that is or would be
     ----------
reasonably likely to prevent or materially hinder or impair the ability of the Buyer or the Merger Subsidiary to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

          SECTION  IV.2     Certificate  of Incorporation and Bylaws.  Buyer has
                            ----------------------------------------
heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of Buyer and Merger Subsidiary. Such Certificates of Incorporation, Bylaws and equivalent organization documents are in full force and effect.

          SECTION  IV.3     Authority Relative to this Agreement.  Each of Buyer
                            ------------------------------------
and Merger Subsidiary has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by Buyer and Merger Subsidiary and the consummation by Buyer and Merger Subsidiary of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Buyer and Merger Subsidiary and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Buyer and Merger Subsidiary, enforceable against Buyer and Merger Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, mora-torium or similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The boards of directors of the Buyer and Merger
Subsidiary have approved this Agreement and the Merger and the other transactions contemplated hereby as fair to, advisable and in the best interests of Buyer and Merger Subsidiary and their respective shareholders.

          SECTION  IV.4     No  Conflict;  Required  Filings  and  Consents.
                            -----------------------------------------------

          (a The execution and delivery of this Agreement by Buyer and Merger Subsidiary do not, and the performance of the transactions contemplated herein by Buyer and Merger Subsidiary will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Buyer or Merger Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment, decree or governmental or non-governmental permit or license applicable to Buyer or any Merger Subsidiary or by which any property or asset of Buyer or any Merger Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any Merger Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or such Merger Subsidiary is a party or by which Buyer or such Merger Subsidiary or any property or asset of Buyer or such Merger Subsidiary is bound or affected except in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

          (b The execution and delivery of this Agreement by Buyer and Merger Subsidiary do not, and the performance of this Agreement by Buyer and Merger Subsidiary will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for (A) applicable requirements, if any, of the Exchange Act, Securities Act, state securities or Blue Sky Laws and state takeover laws, (B) the pre-merger notification requirements of the HSR Act, (C) filing and recor-da-tion of appropriate merger documents as required by Delaware Law and
(D) applicable requirements, if any, of any non-United States competition, antitrust and investment laws and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or either notifications, would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

          SECTION  IV.5     Compliance.  Neither  Buyer nor Merger Subsidiary is
                            ----------
in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to Buyer or Merger Subsidiary or by which any property or asset of Buyer or Merger Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or Merger Subsidiary is a party or by which Buyer or Merger Subsidiary or any property or asset of Buyer or Merger Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

          SECTION  IV.6     Financing.  Merger  Subsidiary  has  and  Buyer will
                            ---------
cause Merger Subsidiary to continue to have, access to sufficient funds available to pay at the Closing the aggregate Merger Consideration and all related fees and expenses incurred in connection with the transactions contemplated herein, and to otherwise comply with the terms set forth herein.

          SECTION  IV.7     Brokers.  Except  for  Ernst  & Young LLP and Morgan
                            -------
Stanley & Co. Incorporated, whose fees will be paid by Buyer, there is no investment banker, broker or finder who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

          SECTION  IV.8     Disclosure.  As of the date of this Agreement, there
                            ----------
is no fact or condition known to Buyer or Merger Subsidiary not included in the Company Disclosure Schedule or otherwise disclosed by the Company which would constitute a breach by the Company of any of its representations, warranties or covenants herein or that is reasonably likely to have a Company Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

          SECTION  V.1     Conduct  of  the  Company.  The Company covenants and
                           -------------------------
agrees as to itself and its Company Subsidiaries that, between the date of this Agreement and the Effective Time, unless the Buyer shall have consented in writing (such consent not to be unreasonably with-held) or this Agreement expressly contemplates or permits, and the Company covenants to use its reasonable best efforts to cause the Company Joint Ventures to comply with this
Section  5.01  (treating  such Company Joint Venture as a Company Subsidiary for
-------------
such  purpose):

          (a the businesses of the Company and Company Subsidiaries shall, in all material respects, be con-ducted in, and the Company and Company Subsidiaries shall not take any material action except in, the ordinary course of business;

          (b the Company shall use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of its and Company Subsidiaries' current officers, employees and consultants and to preserve its and Company Subsidiaries' relationships with customers, suppliers and other persons with which it or any of Company Subsidiaries has significant busi-ness relations;

          (c     except  to  the  extent required to comply with its obligations hereunder or required by law the Company shall not amend or otherwise change the Certificate of Incorporation or Bylaws of the Company;

          (d issue or sell, or authorize the issuance or sale of, or encumber, pledge or dispose of (i) any shares of capital stock of any class of the Company or any of the Company Subsidiaries, or any options (other than the grant of options in the ordinary course of business to employees or the grant of options previously disclosed by the Company to Buyer prior to the date of this Agreement including, without limitation, the Company Stock Options), warrants or other convertible securities of the Company or any of the Company Subsidiaries (other than the issuance of shares of capital stock (A) in con-nection with the exercise of options or other rights to purchase Common Stock outstanding as of the date of this Agreement (including, without limitation, the Company Stock Options) and in accordance with the terms of such options or rights in effect on the date of this Agreement or (B) otherwise permitted to be granted pursuant to this Agreement) or (ii) any assets of it or any of Company Subsidiaries, except for sales in the ordinary course of business;

          (e declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than any dividend or distribution payable solely to the Company or Company Subsidiary in the ordinary course of business in accordance with past practice);

          (f     reclassify,  combine,  split,  subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock other than as permitted under certain option agreements to effect cashless option exercises.

          (g (i) acquire (for cash or shares of stock) (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except (A) in con-nec-tion with this Agreement and the trans-actions contemplated hereby, (B) borrowings under existing bank lines of credit in the ordinary course of business or (iii) enter into or amend any contract, agreement, commitment or arrangement to effectuate any prohibited matter set forth in this Section 5.01(g);
                 ----------------

          (h increase the base compensation or fringe benefits payable or to become payable to any officers or employees, except for increases to employees that are not executive officers in the ordinary course of business in accordance with past practice;

               (i     change,  alter or modify any accounting principles, except as required by law and disclosed to Buyer in writing, used in the preparation of the financial statements described in Section 3.07(b);
                                           ----------------

          (j make or change any material Tax election, change any method of Tax accounting, settle any audit with respect to Taxes, apply for, enter into or finalize any closing agreement, private letter ruling, technical advice memoranda or similar agreement or ruling, file any amended Tax Return, or otherwise take any action with respect to Taxes that is outside the ordinary course of business or inconsistent with past practice;

          (k     take  any  action  to change the Company's application of GAAP;

          (l transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of Company Subsidiaries) or incur or modify any material indebtedness or other liability or make or authorize or commit for any capital expenditures other than in the ordinary and usual course of business;

          (m neither the Company nor any of Company Subsidiaries shall settle or compromise any material claims or litigation or modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims other than in the ordinary course of business;

          (n neither it nor any of Company Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

          (o     neither  it  nor  any  of  Company  Subsidiaries  shall  enter into any contract which is outside of the ordinary course of business and involves the payment or receipt of an amount (in one or a series of transactions) in excess of $100,000 per year (including without limitation, any such contract which limits the ability of the Company or any Company Subsidiary to engage in any type of business anywhere in the world) or is otherwise material to the Company, the Company Subsidiaries and Joint Ventures taken as a whole;

          (p to the extent required under the terms of any contract or agreement, the Company and each Company Subsidiary shall deposit in segregated accounts all cash payments it receives from any fuel consortium that represent assessments made to the members of such consortium for the purpose of funding capital projects or any other non-working capital project for such consortium at a later date.

          (q     neither  it  nor  any  of  Company  Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (r     neither  it  nor  any of Company Subsidiaries will authorize or enter  into  an  agreement  to  do  any  of  the  foregoing.

          SECTION  V.2     Access  to Information.  The Company will give Buyer,
                           ----------------------
its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours and upon reasonable advance notice to the offices, employees, properties, books and records of the Company and the Company Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and authorized representatives such finan-cial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its reasonable investigation of the business of the Company and the Company Subsidiaries, in each case subject to any restrictions on such access imposed by law and subject to the terms of the Confidentiality Agreement, dated July 31, 2000 between the Company and Buyer (the "Confidentiality
                                                                 ---------------
Agreement");  provided  that  such  reasonable  access  and  the  furnishing  of
--------
information shall not be unduly disruptive to the operations of the Company and the Company Subsidiaries.

          SECTION V.3     Notices of Certain Events.  The parties shall promptly
                          -------------------------
notify  each  other  of:

          (a     any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions con-templated by this Agreement;

          (b     any  notice  or  other  communication  from any governmental or regulatory agency or authority in connec-tion with the transactions contemplated by this Agree-ment; and

          (c any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened, against the Company or any Company Subsidiary or Buyer or any of its Affiliates which would reasonably be expected to interfere with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                               COVENANTS OF BUYER

          SECTION  VI.1     Confidentiality.  All  information obtained by Buyer
                            ---------------
and Merger Subsidiary, and their respective counsel, financial advisors, auditors and other representatives, in connection with the Transaction shall be kept confidential in accordance with the terms of the Confidentiality Agreement.

          SECTION  VI.2     Obligations  of  Merger Subsidiary and the Surviving
                            ----------------------------------------------------
Corporation.  Buyer  will  take all action necessary to cause Merger Sub-sidiary
-----------
to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Buyer will take all action necessary to cause the Surviving Corporation to perform its obligations under this Agreement as of and after the Effective Time.

          SECTION  VI.3     Director  and  Officer  Liability.
                            ---------------------------------

          (a The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and Bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

          (b From and after the Effective Time, Buyer and the Surviv-ing Corporation shall indemnify, defend and hold harmless the present and former officers and directors of the Company (collectively, the "Indemnified Parties")
                                                           -------------------
against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the Surviving Corporation (which approval shall not unreasonably be withheld), or otherwise incurred in connection with any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part by reason of the fact that such person is or was a director or officer of the Company and arising out of actions, events or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware Law).

          (c     Without  limiting  the  foregoing,  in  the  event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel or other independent legal counsel satisfactory to them, provided that such other counsel shall be reasonably acceptable to the Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of one counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Surviving Corporation will use its reasonable best efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably be withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.03 upon learning of
                                                   ------------
any such Claim shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section
                                                                         -------
6.03,  except  to  the  extent  such failure materially prejudices the Surviving
----
Corporation's position with respect to such claim), and shall deliver to the Surviving Corporation's the undertaking contemplated by Section 145(e) of Delaware Law. The Indemnified Parties as a group may retain no more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), an actual conflict between the interests of any two or more Indemnified Parties; provided that the Company shall have no obligation to pay the expenses of more than one counsel for all Indemnified Parties.

          (d) For a period of three years after the Effective Time, Buyer and the Surviving Corporation shall cause to be maintained in effect the liability insurance policies for directors and officers which are currently maintained by the Company (or purchase alternative liability insurance policies with coverage which is no less favorable then the policies currently maintained by the Company) with respect to claims arising from facts or events which occurred before the Effective Time; provided that the Surviving Corporation shall have no obligation to pay premiums for such liability insurance policies in excess of 150% of the premiums paid by or on behalf of the Company for the twelve-month period proceeding the Effective Time.

          (e) Each Indemnified Party shall have rights as a third party beneficiary under this Section 6.03 as separate contractual rights for his or
                          ------------
her benefit and such right shall be enforceable by such Indemnified Party, its heirs and personal representatives and shall be binding on Buyer and the Surviving Corporation and their respective successors and assigns.

                                   ARTICLE VII

                                 OTHER COVENANTS

          SECTION  VII.1     Reasonable  Best Efforts.  Subject to the terms and
                             ------------------------
conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the trans-actions contemplated by this Agreement and to satisfy the conditions precedent to the respective obligations of Buyer, Merger Sub and the Company to effect the Closing. In the event any condition(s) to the obligations of Buyer and Merger Sub, on the one hand, or the Company, on the other hand, to effect the Closing are not reasonably be expected to be satisfied by the Termination Date, the parties agree to negotiate in good faith as to alternatives to the satisfaction of such condition(s).

          SECTION  VII.2     Certain  Filings.  The  Company  and  Buyer  shall
                             ----------------
cooperate with one another (a) in determining whether any other action by or in respect of, or filing including, but not limited to, filings required pursuant to the HSR Act, with, any governmental body, agency or official, or authority or any actions, con-sents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agree-ment and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

          SECTION  VII.3     Consents.  Without  limiting  the generality of the
                             --------
foregoing, (i) the Company will give (and will cause each of its Subsidiaries to give) any notices to third parties, and the Buyer and Merger Subsidiary shall use their reasonable best efforts (and will cause each of its affiliates to use its reasonable best efforts) to obtain each of the third party authorizations, consents, and approvals specified in Section 8.01(d) and (ii) the Buyer and Merger Subsidiary shall file (and will cause each of its affiliates to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, under the HSR Act and will use its reasonable best efforts to obtain (and will cause its Subsidiaries to use its reasonable best efforts to obtain) a waiver from any applicable waiting period under the HSR Act. Without limiting the generality of the foregoing, each of the Buyer and Merger Subsidiary will use its reasonable best efforts to obtain any consent decree necessary to effectuate the Merger, including agreeing in writing to divest itself of either Buyer's or the Company's fixed based operations located in Orlando, Florida following the Merger, and will make (and will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith, and consent to the filing of the Final Judgment and Consent in substantially the form previously provided to the parties by the U.S. Department of Justice.

          SECTION  VII.4     Public  Announcements.  Buyer  and the Company will
                             ---------------------
consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any listing agreement with any national securities exchange.

          SECTION  VII.5     Shareholder  Approval.  The Shareholders, who shall
                             ---------------------
not represent less than a majority of the outstanding voting power of the Company (including the approval of holders of a majority of the outstanding shares of each class entitled to vote as a separate class with respect thereto), will vote, by written consent or at a special meeting of the shareholders of the Company called for the purpose of approving and adopting this Agreement, in person or by proxy, to approve and adopt this Agreement, as amended and restated, and the Merger, on the terms set forth in this Agreement. The Shareholders shall also take all actions necessary to cause the redemption or repayment of the PIK Notes and the Preferred Stock as of the Effective Time provided in Sections 1.04(a)(iii) and (v).
              --------------------------------

          SECTION VII.6     Takover Statutes.  If any Takeover Statute is or may
                            ----------------
become applicable to the Merger or the other transactions contemplated by this Agreement, each of Buyer and the Company and its board of directors shall grant such approvals and take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

          SECTION  VII.7     Ranger  Name.  In accordance with Section 20 of the
                             ------------
Ranger Aerospace Corporation Securityholders Agreement dated April 1, 1998, as amended by and between John Hancock Mutual Life Insurance Company, CIBC Wood Gundy Ventures, Inc., Gene Z. Salkind, M.D., Trustee of the Danielle Schwartz Trust UAD 10/1/93, and Others, immediately following the Effective Time, Buyer shall (and shall cause the Company and Company Subsidiaries to) transfer and convey, for no consideration, all of the Company's right, title and interest (if any) in and to the names "Ranger," "Ranger Aerospace" and "Ranger Aerospace Corporation" to Stephen D. Townes, and Buyer shall take any actions reasonably necessary to effectuate the foregoing as may be requested by Mr. Townes, provided that none of Buyer, the Company or the Company Subsidiaries shall be required to make any expenditures or incur other costs in connection with its obligations under this Section 7.07.
                          -------------

               SECTION  VII.8     ASIG  Notes  Tender Offer.  (a) As promptly as
                                  -------------------------
practicable, Buyer shall cause its outstanding tender offer and consent solicitation for the ASIG Notes (the "Tender Offer and Consent Solicitation") to
                                      -------------------------------------
be  amended  such  that:

          (i) the purchase price offered by Buyer to the holders of the ASIG Notes, including a consent fee related to the solicitation of consents from holders of the ASIG Notes to the Proposed Amendments (as defined in Buyer's Offer to Purchase (the "Offer to Purchase") relating to the ASIG Notes, dated
                           -----------------
January 4, 2001) equals 100% of the principal amount of such ASIG Notes, plus any accrued but unpaid interest up to but not including the date of payment for such Notes; and

               (ii) (1) the "Merger Condition" (as defined in the Offer to Purchase) which requires the Closing of the Merger contemplated hereby to have occurred prior to the consummation of the Tender Offer and Consent Solicitation

(the "Tender Offer Closing") shall instead be replaced with a "Merger Condition"
      --------------------
requiring that all conditions to the consummation of the Merger set forth herein other than those set forth in Section 8.02(d) be satisfied or waived and two business days following the date on which such conditions are satisfied or waived shall have elapsed; (2) the "Consent Condition" requiring the receipt by the Depositary (as defined in the Offer to Purchase) of valid and unrevoked Consents (as defined in the Offer to Purchase) from the registered holders of a majority in principal amount of the ASIG Notes prior to the Tender Offer Closing shall instead be replaced with a "Consent Condition" requiring the receipt by the Depositary of valid and unrevoked Consents from the registered holders of 100% in principal amount of the ASIG Notes prior to the Tender Offer Closing and
(3) an additional condition to the consummation of the Tender Offer and Consent Solicitation shall be added requiring that 100% in principal amount of the outstanding ASIG Notes shall have been properly tendered and not withdrawn in the Tender Offer and Consent Solicitation prior to the Tender Offer Closing.

          (b) Buyer agrees that it shall not, without the Company's consent, which such consent shall not be unreasonably withheld or delayed, modify the existing conditions to the consummation of the Tender Offer and Consent Solicitation as set forth in the Offer to Purchase except as contemplated by
Section 7.08(a)(ii), it being understood that nothing in this Agreement shall be construed to limit or otherwise affect Buyer's discretion to waive any condition(s) of the Tender Offer and Consent Solicitation.

               (c) Buyer and the Company each agree to use their respective reasonable best efforts to cause (i) the holders of the ASIG Notes to consent to the Proposed Amendments and to tender (and not withdraw), including therewith a consent to the Proposed Amendments, for purchase by Buyer all of the outstanding ASIG Notes in the Tender Offer and Consent Solicitation, (ii) the execution of the Supplemental Indenture (as defined in the Offer to Purchase) containing the Proposed Amendments as soon as practicable following receipt of the amount of requisite consents required therefor pursuant to the indenture under which the ASIG Notes have been issued and (iii) the satisfaction of the conditions to Tender Offer and Consent Solicitation. Buyer agrees that it shall extend the Tender Offer and Consent Solicitation at the reasonable request of the Company consistent with the terms hereof.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

          SECTION  VIII.1     Conditions  to the Obligations of Each Party.  The
                              --------------------------------------------
obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

          (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

          (b) any applicable waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the Company and Buyer shall have received the required consent and approval of the German Merger Control Authority;

          (c) no Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued or enforced any statute, regulation, decree, injunction or other order which has become final and nonappealable and which prohibits the consummation of the Merger;

          (d) the Company shall have obtained any necessary consent or approval required by the Gatwick Airport Authority; and

          (e) all of the Warrants and Options shall, by the terms of any agreement or plan pursuant to which they were issued, entitle the holders thereof to receive only the consideration set forth in Article I hereof.
                                                               ---------

          SECTION  VIII.2     Conditions  to  the  Obligations  of the Buyer and
                              --------------------------------------------------
Merger  Subsidiary.  The  obligations  of  the  Buyer  and  Merger Subsidiary to
    --------------
consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Company contained in this Agreement (disregarding any qualifications as to materiality or Company Material Adverse Effect or similar qualifications contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except
(A) that those representations and warranties which address matters only as of a particular date need be true and correct only as of such date, and (B) for those failures of such representations and warranties to be true and correct (disregarding any qualifications as to materiality or Company Material Adverse Effect or similar qualifications contained therein) which individually or in the aggregate would not be reasonably likely to have a Company Material Adverse Effect;

          (b) the Company and the Shareholders shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

          (c) the Company shall have delivered to the Buyer and Merger Subsidiary a certificate signed by an executive officer of the Company to the effect that each of the conditions specified above in Sections 8.02(a) and (b)
                                                        ----------------     ---
are  satisfied  in  all  respects;  and

          (d) (i) 100% in principal amount of the outstanding ASIG Notes shall have been properly tendered and not withdrawn in the Tender Offer and Consent Solicitation, including therewith a consent to the Proposed Amendments, and (ii) Buyer shall have accepted for payment the ASIG Notes in the Tender Offer and Consent Solicitation.

               SECTION  VIII.3     Conditions to the Obligations of the Company.
                                   --------------------------------------------
The obligations of the Company to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the representations and warranties of Buyer contained in this Agreement (disregarding any qualifications as to materiality or Buyer Material Adverse Effect or similar qualifications contained therein) shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except (A) that those representations and warranties which address matters only as of a particular date need be true and correct only as of such date, and (B) for those failures of such representations and warranties to be true and correct (disregarding any qualifications as to materiality or Buyer Material Adverse Effect or similar qualifications contained therein) which individually or in the aggregate would not be reasonably likely to have a Buyer Material Adverse Effect;

          (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

     (c) the Buyer shall have delivered to the Company and the Shareholder Representative a certificate signed by an executive officer of Buyer to the effect that each of the conditions specified above in Sections 8.03(a) and (b)
                                                        ----------------     ---
are  satisfied  in  all  respects.


                                   ARTICLE IX

                              TERMINATION; EXPENSES

               SECTION  IX.1     Termination.  This  Agreement may be terminated
                                 -----------
and the Transaction may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a)     by  mutual  written  consent  of  the  Company  and  Buyer;

          (b) by either Buyer or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

          (c) by either Buyer or the Company, if the Merger shall not have been consummated before June 30, 2001 (the "Termination Date"); provided,
                                                   ----------------
however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party who is in material breach of any representation, warranty or covenant herein and which such breach has been the cause of, or resulted in, the failure of the Merger to occur on or before the Termination Date; or

          (d) by either Buyer or the Company, if the Merger shall fail to receive the requisite vote, if any is applicable, for approval and adoption of this Agreement by the stockholders of the Company.

               SECTION  IX.2     Effect  of  Termination.  If  this Agreement is
                                 -----------------------
terminated  pursuant to Section 9.01, this Agreement shall become void and of no
                        ------------
effect with no liability on the part of any party hereto, except that the agreements contained in Sections 6.01, 9.03 and Article X shall survive the
                           ---------------------     ---------
ter-mination hereof, and except that no such termination shall relieve any party from liability for willful breach of this Agreement or willful failure by such party to perform its obligations hereunder.

          SECTION IX.3     Fees, Expenses and Other Payments.  All out-of-pocket
                           ---------------------------------
costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred directly or indirectly by the parties hereto in respect of the transactions contemplated hereby shall be borne by the party which has incurred such costs and expenses (with respect to such party, its "Expenses"); provided, however, that all filing fees under the
                   --------    --------  -------
HSR Act shall be borne equally by Buyer and the Company; provided, further, that
                                                         --------  -------
if the Merger is consummated all Expenses of the Company and its Subsidiaries shall be paid by the Surviving Corporation from the Merger Consideration pursuant to Section 1.04(a)(ii).


                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION X.1    Notices. All notices, requests and other communications
                         -------
to any party hereunder shall be in writ-ing including facsimile, telex or similar writing) and shall be given,



          If  to  Buyer  or  Merger  Subsidiary,  to:

          Signature  Flight  Support
          201  South  Orange  Avenue
          Suite  1100
          Orlando,  Florida  32801
          Facsimile:  (407)  206-8493
          Attention:  Elizabeth  Haskins

          with  a  copy  to:

          BBA  U.S.  Holdings,  Inc.
          401  Edgewater  Place
          Suite  670
          Wakefield,  MA  01880
          Facsimile:  (781)  245-2227
          Attention:  Gregory  J.  Murrer,  Esq.

          and

          Sullivan  &  Cromwell
          125  Broad  Street
          New  York,  NY  10004
          Facsimile:  (212)  558-3588
          Attention:  David  M.  Kies,  Esq.

          if  to  the  Company  or  the  Shareholder  Representative

          CIBC  WG  Argosy  Merchant  Fund  I,  L.P.
          425  Lexington  Avenue
          New  York,  NY  10017
          Facsimile:  (212)  885-4998
          Attention:   Jay  Levine

          with  a  copy  to

          Kirkland  &  Ellis
          200  East  Randolph  Drive
          Chicago,  Illinois  60601
          Facsimile:  (312)  861-2200
          Attention:   Richard  W.  Porter,  Esq.

or such other address, as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communica-tion shall be effective (i) if given by facsimile, upon confirmation of receipt, or (ii) if given by any other means, when delivered at the address specified in this Sec-tion 10.01.
                     ---------------

          SECTION X.2     Survival of Representations, Warranties and Covenants.
                          -----------------------------------------------------
The representations and warranties contained herein shall not survive the Effective Time. The covenants and agreements contained herein shall not survive the Effective Time, except for the covenants and agreements set forth in Sections 6.02, 6.03 and 9.03.
       --------------       ----

          SECTION  X.3     Amendments;  No  Waivers.
                           ------------------------

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effec-tive; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the Certificate of Incorporation of the Surviving Corporation or (iii) any of the terms or condi-tions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


          SECTION  X.4     Successors  and  Assigns.  The  provisions  of  this
                           ------------------------
Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successor and assigns; provided, however, that no party may
                                            --------  -------
assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

          SECTION  X.5     Governing  Law.
                           --------------

          (a) This Agreement shall be construed in accordance with and governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

          (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing
                                                         -------------
in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION  X.6     Counterparts;  Effectiveness.  This  Agreement may be
                           ----------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. This Agreement may be executed by facsimile signature.

          SECTION X.7     Headings.  Section headings used in this Agreement are
                          --------
for convenience only and shall be ignored in the construction and interpretation hereof.

          SECTION X.8     No Third Party Beneficiaries.  Except for Section 6.03
                          ----------------------------              ------------
(which is intended to and shall confer upon such persons all rights and remedies by reason of this Agreement as if such person was a party hereto), no provision of this Agree-ment is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.

          SECTION  X.9     Entire Agreement.  This  Agreement  (together  with
                           ----------------
the Company Disclosure Schedule, and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreements of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION  X.10     Severability.  If  any  term  or other provisions of
                            ------------
this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION  X.11     Specific  Enforcement.  The  parties  agree  that
                            ---------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective author-ized officers as of the day and year first above written.


                                   RANGER  AEROSPACE  CORPORATION


                                   By:   ________________________________

                                   Its:  ________________________________



                                   SIGNATURE  FLIGHT  SUPPORT  CORPORATION


                                   By:   ________________________________

                                   Its:  ________________________________



                                   SFSC  ACQUISITION  CORP.


                                   By:   ________________________________

                                   Its:  ________________________________

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective author-ized officers as of the day and year first above written.


                                   JOHN HANCOCK MUTUAL LIFE INSURANCE
                                   COMPANY, Solely for purposes of Section 7.05


                                   By:   ________________________________

                                   Its:  ________________________________

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective author-ized officers as of the day and year first above written.


                                   CIBC  WG  ARGOSY  MERCHANT  FUND  I,  L.P.,
                                   Solely  for  purposes  of  Section  7.05

                                   By: CIBC WG ARGOSY MERCHANT FUND I, LLC
                                   Its:  General  Partner

                                   By:   ________________________________

                                   Its:     Managing  Director


                                   CIBC WG ARGOSY MERCHANT FUND I, L.P., solely in its capacity as Shareholder Representative

                                   By:  CIBC WG ARGOSY MERCHANT FUND I, LLC
                                   Its:  General  Partner

                                   By:   ________________________________

                                   Its:     Managing  Director

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective author-ized officers as of the day and year first above written.


                                   DANIELLE  SCHWARTZ  TRUST,  UAD  10/1/93


                                   By:   ________________________________

                                   Its:  ________________________________

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective author-ized officers as of the day and year first above written.




                                   -------------------------------------
                                   GREGG  L.  ENGLES

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective author-ized officers as of the day and year first above written.




                                   -------------------------------------
                                   STEPHEN  D.  TOWNES